EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)
     In connection with the Quarterly Report of FSI International, Inc., a Minnesota corporation (the “Company”), on Form 10-Q for the quarter ended November 29, 2008 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned hereby certifies, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to the undersigned’s knowledge:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Date: January 8, 2009

/s/ Donald S. Mitchell Donald S. Mitchell
Chairman, President and
Chief Executive Officer

/s/ Patricia M. Hollister Patricia M. Hollister
Chief Financial Officer and Assistant Secretary

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